Exhibit 99.1

ClearOne, Inc. Reports First Quarter 2023 Financial Results

SALT LAKE CITY, UTAH – May 16, 2023 – ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three month period ended March 31, 2023.

“During the first quarter, we maintained our focus on developing unique products that meet our partner and end user needs, supported by a leaner, improved cost structure,” said Derek Graham, CEO of ClearOne. “We have continued to support a growing backlog for our core audio conferencing products, as well as roll out the new CHAT® 150 BT group speakerphone and UNITE 260 Pro camera products we introduced in January. Though our first quarter revenues remained pressured by the ongoing transition of our outsourced manufacturing from China to Singapore, we expect our revenue performance to improve in the second half of this year. We will continue working to increase our market share and deliver long-term value to our investors in the year ahead.

“The recent announcement of a special dividend by our Board of Directors further signifies our commitment to rewarding our investors. Our strong balance sheet, especially our cash position after paying the special dividend, provides us the necessary ramp to launch our products, build strong teams and compete effectively in the market."

Recent Highlights

  On May 8, 2023, the Company announced that the Company’s Board of Directors had declared a special one-time cash dividend of $1.00 per share of the Company’s common stock or eligible warrants, payable on May 31, 2023 to shareholders of record on May 22, 2023. The ex-dividend date for this distribution is June 1, 2023, in accordance with FINRA UPC (Uniform Practice Code) Rule 11140. This dividend distribution is expected to generate cash outflows of approximately $29.0 million.

Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

  Q1 2023 revenue was $4.2 million, compared to $7.5 million in Q1 2022 and $4.0 million in Q4 2022. The sequential and year-over-year decrease was mainly due to (a) a decline in revenue from video products due to decline in demand and (b) continued order fulfillment challenges for our core audio conferencing and beamforming microphone arrays as a result of ongoing delays in the transition of our outsourced manufacturing from China to Singapore.
  Gross profit in Q1 2023 was $1.3 million, compared to $2.8 million in Q1 2022 and $1.3 million in Q4 2022. Gross profit margin was 31% in Q1 2023 and Q4 2022, compared to 37% in Q1 2022. Gross profit margin decreased year-over-year due to increased administration and overhead costs as a percentage of revenue due to significantly reduced revenue.
  Operating expenses in Q1 2023 were $3.5 million, compared to $4.7 million in Q1 2022 and $3.9 million in Q4 2022. Non-GAAP operating expenses in Q1 2023, as well as Q4 2022, were $3.4 million, compared to $4.0 million in Q1. The decrease in year-over-year non-GAAP operating expenses was mainly due to additional cost-cutting measures initiated in 2022.
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  GAAP net loss in Q1 2023 was $0.8 million, or $0.03 per share, compared to a net loss of $2.0 million, or $0.08 per share, in Q1 2022 and a net income of $24.0 million, or $0.97 per share, in Q4 2022. The year-over-year decrease in net loss was primarily due to the recognition of a $1.35 million gain from a legal settlement in Q1 2023  and the aforementioned reduction in operating expenses, partially offset by the reduction in gross profit. The sequential change from net income to net loss was primarily due to the recognition of a gain of $33.6 million related to the one-time legal settlement receivable of $55 million, partially offset by operating losses and provision for income tax in Q4 2022.
  Non-GAAP net loss in Q1 2023 was $2.0 million, or $0.09 per share, compared to a Non-GAAP net loss of $1.3 million, or $0.05 per share, in Q1 2022 and a Non-GAAP net loss of $2.3 million, or $0.09 per share, in Q4 2022. The year-over-year increase in Non-GAAP net loss was due to the reduction in gross margin caused by significant decrease in revenues, partially offset by reduction in operating expenses. The sequential reduction in Non-GAAP net loss was primarily due to the reduction of bonuses in Q1 2023.
($ in 000, except per share)	Three months ended March 31,
	2023	2022	Change in % Favorable/(Adverse)
GAAP
Revenue	$4,178	$7,545	(45)
Gross profit	1,315	2,816	(53)
Operating expenses	3,504	4,669	25
Operating loss	(2,189)	(1,853)	(18)
Net loss	(832)	(1,967)	58
Diluted loss per share	(0.03)	(0.08)	63
Non-GAAP
Non-GAAP operating expenses	3,365	3,966	15
Non-GAAP operating loss	(2,048)	(1,148)	(78)
Non-GAAP net loss	(2,041)	(1,262)	(62)
Non-GAAP Adjusted EBITDA	(1,678)	(1,069)	(57)
Non-GAAP diluted loss per share	(0.09)	(0.05)	(80)

Balance Sheet Highlights

As of  March 31, 2023, cash, cash equivalents and investments were $59.0 million, as compared with $1.0 million as of December 31, 2022. As of March 31, 2023, the Company carried an aggregate debt of $1.7 million on account of senior convertible notes issued in December 2019. The Company’s cash position was strengthened by the receipts in excess of $56 million in the first quarter of 2023 pursuant to legal settlements. The Company also repaid the short-term bridge loan in January 2023.

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About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. Visit ClearOne at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures. Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value and the possible outcomes of litigation, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).

In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, including the footnotes thereto, as well as the Company’s annual report on Form 10-K for the year ended December 31, 2022 (the “10-K”), the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q, the 10-K and the Public Filings.

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CLEARONE, INC

UNAUDITED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$59,006	$984
Legal settlement receivable	—	55,000
Receivables, net of allowance of $326	3,541	3,603
Inventories, net	8,395	8,961
Income tax receivable	—	1,071
Prepaid expenses and other assets	3,635	7,808
Total current assets	74,577	77,427
Long-term inventories, net	2,885	2,707
Property and equipment, net	356	383
Operating lease - right of use assets, net	1,259	1,047
Intangibles, net	1,995	2,071
Other assets	112	115
Total assets	$81,184	$83,750
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,820	$1,284
Accrued liabilities	2,454	3,041
Deferred product revenue	71	63
Short-term debt	1,556	3,732
Total current liabilities	5,901	8,120
Operating lease liability, net of current	949	492
Other long-term liabilities	1,008	1,008
Total liabilities	7,858	9,620

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 23,955,767 shares issued and outstanding	24	24
Additional paid-in capital	74,933	74,910
Accumulated other comprehensive loss	(283)	(288)
Accumulated deficit	(1,348)	(516)
Total shareholders' equity	73,326	74,130
Total liabilities and shareholders' equity	$81,184	$83,750

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CLEARONE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Dollars in thousands, except per share values)

	Three months ended March 31,
	2023	2022
Revenue	$4,178	$7,545
Cost of goods sold	2,863	4,729
Gross profit	1,315	2,816

Operating expenses:
Sales and marketing	1,192	1,560
Research and product development	1,043	1,353
General and administrative	1,269	1,756
Total operating expenses	3,504	4,669

Operating loss	(2,189)	(1,853)

Interest expense	(292)	(101)
Other income, net	1,666	3

Loss before income taxes	(815)	(1,951)

Provision for income taxes	17	16

Net loss	$(832)	$(1,967)

Basic weighted average shares outstanding	23,955,767	23,897,305
Diluted weighted average shares outstanding	23,955,767	23,897,305

Basic loss per share	$(0.03)	$(0.08)
Diluted loss per share	$(0.03)	$(0.08)

Comprehensive loss:
Net loss	$(832)	$(1,967)
Unrealized loss on available-for-sale securities, net of tax	—	(28)
Change in foreign currency translation adjustment	5	(11)
Comprehensive loss	$(827)	$(2,006)

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CLEARONE, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Dollars in thousands, except per share values)

	Three months ended March 31,
	2023	2022
GAAP operating loss	$(2,189)	$(1,853)
Stock-based compensation	23	35
Amortization of intangibles	118	670
Non-GAAP operating loss	$(2,048)	$(1,148)

GAAP net loss	$(832)	$(1,967)
Stock-based compensation	23	35
Amortization of intangibles	118	670
Other income adjustment	(1,350)	—
Non-GAAP net loss	$(2,041)	$(1,262)

GAAP net loss	$(832)	$(1,967)
Number of shares used in computing GAAP diluted loss per share	23,955,767	23,897,305
GAAP diluted loss per share	$(0.03)	$(0.08)
Non-GAAP net loss	$(2,041)	$(1,262)
Number of shares used in computing Non-GAAP diluted loss per share	23,955,767	23,897,305
Non-GAAP diluted loss per share	$(0.09)	$(0.05)

GAAP net loss	$(832)	$(1,967)
Stock-based compensation	23	35
Interest expense	292	101
Depreciation	54	76
Amortization of intangibles	118	670
Other income adjustment	(1,350)	—
Provision for (benefit from) income taxes	17	16
Non-GAAP Adjusted EBITDA	$(1,678)	$(1,069)

Contact:

Narsi Narayanan

385-426-0565

investor_relations@clearone.com

http://investors.clearone.com

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